UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 8, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 8, 2006 the Company announced preliminary first quarter 2006 pre-tax loss, upcoming conference call, and announces availability of investor presentation on its Website.

Item 9.01.    Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. SCHEDULES 2006 FIRST QUARTER RESULTS RELEASE AND CONFERENCE CALL FOR MONDAY, MAY 15TH

Provides Preliminary First Quarter Guidance and Announces Availability of Investor Presentation on its Website

Denver, Colorado – May 8, 2006 – PRB Gas Transportation, Inc. (“PRB” or the “Company”) (AMEX:PRB) today announced that it will issue its financial results for the first quarter ended March 31, 2006 on Monday, May 15, 2006, before the open of the stock market. At 11:00 am EDT/9:00 am MDT that morning, management will host a conference call to discuss these results, recent corporate news and the outlook for the Company. Interested parties may participate in the call by dialing 706-679-0885. Please call in 10 minutes before the conference is scheduled to begin and ask for the PRB Gas Transportation conference call. After opening remarks, there will be a question and answer period.

This conference call will be webcast live over the Internet on the homepage of the Company’s website at www.prbtrans.com. To listen to the live call, please go to PRB Gas Transportation’s website at least 15 minutes early to register and, if necessary, download and install any audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

PRB estimates that its financial results for the first quarter will include a net loss of approximately $1.5 million or $.20 per basic and diluted share. A significant portion of the pre-tax loss is attributable to non-cash charges including $320,000 of depletion depreciation, effect of a new accounting pronouncement, SFAS 123 (R), accounting for share-based compensation, the write-down of $97,000 of exploration expense that had previously been capitalized and $65,000 of amortization in connection with the $21 million private placement in the first quarter. The remainder of the pre-tax loss was attributable to lost production due to serious weather problems encountered during the months of January and February and impacted both gathering and production revenues. In the month of March, there was minimal disruption to gathering and production due to weather. Management continues to believe that it will meet the guidance ranges previously issued.

Separately, PRB announced that on May 8, 2006, an updated presentation will be posted on its website at www.prbtrans.com in conjunction with investor meetings management is conducting in the greater New York area from May 9th through 11th.

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states. In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President – Finance		www.theequitygroup.com
(303) 308-1330
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)